Exhibit 10.12
STOCK APPRECIATION RIGHT GRANT NOTICE AND AGREEMENT
          MedAssets, Inc. (the “Company”), pursuant to its Long Term Performance Incentive Plan (the “Plan”), hereby grants to Holder the number of Stock Appreciation Rights (each, a “SAR,” and together, the “SARs”) set forth below, pursuant the terms of this Stock Appreciation Right Grant Notice and Agreement (this “Grant Notice”). The SARs are subject to all of the terms and conditions set forth herein as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:

Date of Grant:

Number of Stock Appreciation
Rights:

Base Price:

Expiration Date:

Vesting Schedule:	[Applicable vesting schedule to be inserted]

Definitions:	For purposes of this Grant Notice, the following terms shall be defined as set forth below:

“Cash EPS” means the Company’s fully-diluted net income per share of Stock, excluding (i) non-cash acquisition-related intangible amortization, (ii) non-cash share-based compensation expense, and (iii) certain Board-approved non-recurring items, each of which on a tax-adjusted basis.

“Performance Period” means the [______] period ending on [______].

Exercise of SARs:	Subject to any subsequent procedures that the Company may implement relating to the exercise of vested SARs, to exercise vested SARs, Holder (or his or her authorized representative) must give written notice to the Company, using the form of Stock Appreciation Right Exercise Notice attached hereto as Exhibit A, stating the number of SARs which he or she intends to exercise.

Upon exercise of SARs, Holder will be required to satisfy applicable withholding tax obligations as provided in Section 14 of the Plan.

Settlement of SARs:	Following the proper exercise of vested SARs by Holder, the Company will settle the SARs by issuing to Holder the number of shares of Stock, rounded down to the nearest whole number of shares, equal to (i) the number of SARs being exercised multiplied by (ii) a fraction, the numerator of which equals the positive difference, if any, between the Fair Market Value of a share of Stock on the exercise date less the Base Price, and the denominator of which equals the Fair Market Value of a share of Stock on the exercise date.

Termination:	In the event of Holder’s Termination prior to the Expiration Date for any reason other than (i) by the Employer for Cause, (ii) by reason of Holder’s death or Disability, or (iii) by reason of a Qualifying Retirement, (A) all vesting with respect to the SARs shall cease, (B) any unvested SARs shall expire as of the date of such Termination, and (C) any vested SARs shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such Termination.

In the event of Holder’s Termination with the Employer prior to the Expiration Date by reason of such Holder’s death or Disability, (i) all vesting with respect to the SARs shall cease, (ii) any unvested SARs shall expire as of the date of such Termination, and (iii) any vested SARs shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such Termination due to death or Disability of Holder. In the event of Holder’s death, the SARs shall remain exercisable by the person or persons to whom Holder’s rights under the SARs pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the SARs were vested by such Holder at the time of such Termination due to death.

In the event of Holder’s Termination prior to the Expiration Date by reason of a Qualifying Retirement, (i) the SARs shall continue to vest in accordance with their original vesting schedule as if no such termination had occurred, and (ii) the SARs shall remain exercisable until the Expiration Date.

In the event of Holder’s Termination prior to the Expiration Date by the Employer for Cause, all SARs (whether or not vested) shall immediately expire as of the date of such termination.

Additional Terms:
•	SARs shall be exercisable in whole shares of Stock only.

•	Holder acknowledges and agrees that, as a condition of the grant of SARs hereunder, and in accordance with Section 18(a) of the Plan, the SARs granted hereunder (and any Stock acquired upon the settlement of such SARs) will be forfeited, in the discretion of the Committee, in the event that (i) at any time during the term of Holder’s employment with the Company, or prior to the second (2nd) anniversary of Holder’s Termination for any reason, the Committee in good faith determines that Holder has committed a material breach of Holder’s employment or post-employment obligations to the Company, (ii) following completion of the Performance Period, the Committee determines that the Company failed to achieve a [ ] percent (%) or greater compounded annual growth rate of Cash EPS during the Performance Period as a result of Cash EPS being adjusted by the Committee in connection with a restatement of the Company’s financial statements for one (1) or more years of the Performance Period, or (iii) any forfeiture event set forth in any incentive compensation clawback or recoupment policy then approved by the Company occurs. Holder further acknowledges and agrees that the adoption or amendment of any such policy shall in no event require the prior consent of Holder.

•	This Grant Notice does not confer upon Holder any right to continue as a service provider of the Company, the Employer or any of their respective Affiliates.

•	This Grant Notice shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•	Holder agrees that the Company may deliver by email all documents relating to the Plan or these SARs (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email or such other reasonable manner as then determined by the Company.
*      *      *
THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF SARs UNDER THIS GRANT NOTICE, AGREES TO BE BOUND BY THE TERMS OF BOTH THE GRANT NOTICE AND THE PLAN.

MEDASSETS, INC.		HOLDER

By:

	Signature		Signature

Title:		Date:

Date:

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